CONSECO FUND GROUP MEETING OF SHAREHOLDERS MARCH 23, 2004 FINAL TABULATION

1. Approve an Agreement and Plan of Reorganization by and between Conseco Fund Group and Managers Trust II. Pursuant to this Agreement, each fund will transfer all of its similar objectives and policies as each fund in exchange for shares of that Managers fund.

Conseco Science & Technology Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	888,098.403	51.410%	93.431%
Against	28,298.000	1.639%	2.977%
Abstain	34,141.000	1.976%	3.592%
Total	950,537.403	55.025%	100.000%

Conseco 20 Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	5,591,461.498	52.184%	92.918%
Against	246,454.266	2.300%	4.095%
Abstain	179,735.209	1.677%	2.987%
Total	6,017,650.973	56.161%	100.000%

Conseco Equity Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	6,719,575.114	64.498%	98.213%
Against	74,495.984	0.715%	1.089%
Abstain	47,758.984	0.459%	0.698%
Total	6,841,830.082	65.672%	100.000%

Conseco Large-Cap Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	401,452.889	51.578%	91.497%
Against	18,089.000	2.324%	4.123%
Abstain	19,218.000	2.469%	4.380%
Total	438,759.889	56.371%	100.000%

Conseco Equity Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	1,685,618.879	52.867%	92.866%
Against	57,050.596	1.789%	3.143%
Abstain	72,440.822	2.272%	3.991%
Total	1,815,110.297	56.928%	100.000%

Conseco Convertible Securities Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	977,072.361	54.581%	90.746%
Against	53,465.771	2.986%	4.965%
Abstain	46,179.000	2.580%	4.289%
Total	1,076,717.132	60.147%	100.000%

Conseco High Yield Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	5,892,561.940	54.141%	92.985%
Against	306,822.518	2.820%	4.842%
Abstain	137,694.557	1.265%	2.173%
Total	6,337,079.015	58.226%	100.000%

Conseco Fixed Income Fund
	No. of Shares	% of Outstanding Shares	% of Shares Voted
Affirmative	4,162,378.726	53.531%	94.625%
Against	108,933.590	1.401%	2.476%
Abstain	127,503.761	1.640%	2.899%
Total	4,398,816.077	56.572%	100.000%